Exhibit 10.14
PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of the 4th day of December, 2005, is entered into by and between Gillco Energy, LP, (“Seller”) and RIATA ENERGY, INC., RIATA PICEANCE, LLC, MidContinent Resources, LLC, and ROC GAS COMPANY (collectively “Riata”).
Recitals:
     A. Seller acquired an interest in Riata’s Piceance Basin Project (Block 1, 2, and 3), purchased an interest in Sagebrush Pipeline, LLC, and purchased acreage in the Piceance Basin from Symbol Energy, Inc.
     B. Seller acquired an interest in Riata’s Cottonwood Prospect, in Vernon County, Missouri, and Riata’s Toano Draw Prospect, in Nevada.
     C. Seller owns 31,209 Units of PetroSource Energy Company, LP and 31,209 Units of PSE Management, LLC (Collectively “ Seller’s Units” and “PetroSource)
     D. Seller desires to sell and Riata desires to purchase the Subject Interests, being the interests described in these recitals, and Incidental Rights and assets on the terms and conditions, and subject to the limitations, exceptions, disclaimers and reservations, herein provided.
Agreements:
     For and in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:
1. Sale and Purchase.
     (a) Included Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey and Riata agrees to purchase and pay for the following described interests, rights and Subject Interests and Incidental Rights, effective as of 7:00 a.m. local time, on September 30, 2005 (the “Effective Time”):
          (i) Subject Interests. The oil, gas or mineral leases (the “Leases”) covering the lands (the “Lands”); all wells, wellbores, equipment and right to production from wells on the Lands (“Wells”); all rights in the Exploration and Development Agreements between Seller and Riata (“Contracts”); all interests of Seller in Sagebrush Pipeline, LLC (“Sagebrush”). The oil, gas or mineral leases covering the Cottonwood and Toano Draw Prospects (the “Prospects”); all wells, wellbores, equipment and right to production from wells on the Prospects; all of Seller’s 31,209 Units of PetroSource Energy Company, LP and 31,209 Units of PSE Management, LLC (Collectively “ Seller’s Units” and “PetroSource”). The Leases, the Lands, the Wells, the Contracts,

Sagebrush, the Prospects, and Seller’s Units are the “Subject Interests,” which are described on Exhibit “A.”
          (ii) Incidental Rights. (1) All rights with respect to the use and occupancy of the surface of and the subsurface depths under the Lands covered by the Leases; (2) All rights with respect to any pooled, communitized or unitized acreage by virtue of any of the Subject Interests being a part thereof; (3) All rights in and to all agreements and contractual rights, easements, rights-of-way, servitudes and other estates related to or otherwise affecting the Subject Interests; and (4) all rights with respect to Seller’s Units.
     (b) Conditional Sale. Seller is aware that Riata is currently in the process of undertaking a 144A Private Placement offering (the “Private Placement”). Closing shall be conditioned upon the closing of the Private Placement. Should the Private Placement fail to close, for any reason, Riata shall be under no obligation to close. Seller is currently not paying cash calls or JIBs for the Subject Interests. Similarly, Seller is not receiving revenue from the Subject Interests. Therefore, if the Private Placement does not close, then within 15 days of Riata notifying the Seller, Seller shall reimburse Riata for all accrued costs and expenses paid by Riata attributable to the Properties, and Riata shall reimburse Seller for all arrived income attributable to the Subject Interests.
     2. Purchase Price and Payment.
(a)	Purchase Price. The total consideration for the purchase, sale and conveyance of the Subject Interests and Incidental Rights to Riata is 1,406,000 shares of common stock of Riata Energy, based on there being 58,687,500 shares outstanding at the closing of the Private Placement, before considering the 12,500,000 shares expected to be issued for cash by Riata (the “Purchase Price”).

(b)	Allocation of Purchase Price. The Purchase Price shall be allocated among the Subject Interests and Incidental Rights as follows:

Seller’s Units in PetroSource	498,939 shares
Seller’s interest in Piceance	764,061 shares
Sagebrush	126,758 shares
The Missouri/Nevada Prospects	16,242 shares
Total	1,406,000 shares
(c)	Seller anticipates taking Riata Stock as payment for the Purchase Price as indicated above. Riata will provide Seller with an adequate disclosure document concerning the stock. If Seller, after receiving the disclosure, fails to subscribe for the stock, then Seller agrees that the Purchase Price shall be $23,199,000.
3.	Seller’s Representations. Seller represents to Riata as of the date hereof that:
     (a) Seller owns the Subject Interests.
     (b) Seller is either an individual or is duly organized, validly existing and in good standing under the laws of the State of its formation. Seller has all requisite power and authority to enter into this Agreement, and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provision, material agreement, or instrument to which Seller is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.
     (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action on the part of Seller.
     (d) This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing will constitute, valid, legal and binding obligations of Seller in accordance with its respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors.
     4. Riata’s Representations. Riata represents to Seller as of the date hereof that:
     (a) Riata is a corporation duly organized, validly existing and in good standing under the laws of the States of Texas, Missouri and Colorado. It has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Subject Interests and Incidental Rights on the terms described in this Agreement, and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of Riata’s charter, by-laws or governing documents, or any material agreement or instrument to which Riata is a party or by which Riata is bound, or any judgment, decree, order, statute, rule or regulation applicable to Riata.
     (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action on the part of Riata.
     (c) This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Riata at Closing will constitute, legal, valid and binding obligations of Riata in accordance with their respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors.
     5. Title Matters.
     (a) Representation and Warranty. Seller shall convey to Riata all of its right, title and interest in and to the Subject Interests. Such conveyance shall be subject to the Existing Encumbrances (hereafter defined) and be with special warranties only. Sale and purchase of the Subject Interests and Incidental Rights are made subject to the Litigation Agreement between Seller and Riata. The term “Existing Encumbrances” shall mean any of the following matters:
          (i) any liens for taxes and assessments not yet delinquent;
          (ii) easements, rights-of-way, servitudes, permits, surface or use leases and other rights in respect of surface operations, canals, ditches, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way, on, over or in respect to the Lands; and
          (iii) all defects and irregularities affecting the Subject Interests and Incidental Rights which individually or in the aggregate are not such as to interfere materially with the operation, value or use of the Subject Interests and Incidental Rights, taken as a whole, and do not prevent Riata from receiving the proceeds of production from the Subject Interests.
     6. Seller’s Closing Conditions. The obligations of Seller under this Agreement are subject to Riata closing on its Private Placement.
     7. Riata’s Closing Conditions. The obligations of Riata under this Agreement are subject, at the option of Riata, to the satisfaction at or prior to Closing of the following conditions: (i) All representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, (ii) Seller shall receive the executed Assignment and Bill of Sale covering the Subject Interests and Incidental Rights; and (iv) Riata shall have closed on its Private Placement.
     8. Closing.
     (a) Time and Place. Unless otherwise agreed to by the parties, the closing of this transaction (“Closing”) shall take place at the offices of Riata within two (2) days after the closing of the 144A Private Placement, but no later than January 31, 2006 (the “Closing Date”). Regardless of when Closing shall occur, Closing shall be deemed effective with respect to each Property as of the Effective Time.

     (b) Seller’s Closing Obligations. At Closing, Seller shall deliver to Riata the executed Assignment and Bill of Sale, which will be provided to Seller in advance of Closing:
(c)	Riata’s Closing Obligations. At Closing, Riata shall deliver to Seller the Purchase price.
     9. Indemnification.
          (a) Seller shall indemnify and hold harmless Riata from and against any and all claims, damages, liabilities, costs, and expenses of any kind, including costs of defense, relating to the Subject Interests and Incidental Rights arising from the events occurring on or before the Effective Time.
          (b) Riata shall indemnify and hold Seller harmless from and against any and all claims, damages, liabilities, costs, and expenses of any kind, including costs of defense, relating to the undivided interest in the Subject Interests and Incidental Rights purchased by Riata arising after the Effective Time.
     10. Survival Period. All representations, covenants or agreements made herein shall survive Closing.
     11. Expenses and Commissions. Seller and Riata will be responsible for any expenses and commissions due from them concerning the sale of the Subject Interests and Incidental Rights, and shall hold each other harmless therefrom.
     12. Further Assurances. In connection with this Agreement, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of the Agreement.
     13. Entire Agreement. This Agreement constitutes the entire agreement by and between Seller and Riata with respect to the matters covered by this Agreement, and any all prior agreements or representations, whether oral or in writing relating to the same matters, are of no force or effect.
     14. Governing Law. This Agreement shall be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Texas.
     15. Waiver. Any of the terms, provisions, covenants, representations, conditions, rights and remedies hereof may be waived, but only by a written instrument executed by the party waiving compliance.

     16. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.
     17. Severability. If any provision of this Agreement shall be held to be invalid under any applicable law, the invalidity shall not effect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions of this Agreement are severable.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their representatives as of the date first written above.
Gillco Energy, LP:

12/12/05	By:	/s/ Bill Gilliland
Date		Bill Gilliland

BUYER:	RIATA ENERGY, INC.

	By:	/s/ Matthew McCann

Date		Matthew McCann, Vice President, Legal

BUYER:	SAGEBRUSH PIPELINE, LLC.

	By:	/s/ Matthew McCann

Date		Matthew McCann, Vice President, Legal

BUYER:	RIATA PICEANCE, LLC.

	By:	/s/ Matthew McCann

Date		Matthew McCann, Vice President, Legal

BUYER:	MIDCONTINENT RESOURCES, LLC.

	By:	/s/ Matthew McCann

Date		Matthew McCann, Vice President, Legal

EXHIBIT A
Attached to and made part of the Piceance Basin Project Purchase Agreement. Gillco
Energy, LP is conveying to Buyer all interests it has in the Piceance Basin, Rio Blanco
County, Colorado, which includes all rights under the Exploration and Development
Agreements for Blocks 1, 2, and 3, all rights in the Lands, the Leases, the Wells, the
Prospects and Sagebrush. Gillco is also conveying 31,209 Units of PetroSource
Energy Company, LP and 31,209 Units of PSE Management, LLC.
The “Lands,” all of which are in Rio Blanco County, Colorado

BLOCK 1 AMI			BLOCK 2 AMI
Townshi			Townshi			BLOCK 3 AMI
P	Range	Section	P	Range	Section	Township	Range	section
2S	99W	12	2S	99W	35	3S	99W	13
2S	99W	13	2S	99W	36	3S	99W	14
2S	99W	22	2S	98W	31	3S	99W	15
2S	99W	23	3S	99W	32	3S	99W	22
2S	99W	24	3S	99W	1	3S	99W	23
2S	99W	25	3S	99W	2	3S	99W	24
2S	99W	26	3S	99W	3	3S	99W	25
2S	99W	27	3S	99W	10	3S	99W	26
2S	99W	34	3S	99W	11	3S	99W	27
2S	98W	7	3S	99W	12
2S	98W	8	3S	98W	5
2S	98W	17	3S	98W	6
2S	98W	18	3S	98W	7
2S	98W	19	3S	98W	8
2S	98W	20
2S	98W	29
2S	98W	30
The “Leases,” all of which are in Rio Blanco County, Colorado

BLOCK 1 LEASEHOLD	Gross
COC-68810 T2S-R98W	Acres	Wl
Sec. 22: NE4SE4	40.00	5%
Sec. 23: N2SW4	80.00	5%
Sec. 27: NW4NE4, NW4, W2SW4	280.00	5%
COC-60755 T2S-R99W
Sec. 22: S2	320.00	5%
Sec. 23: S2	320.00	5%
COC-60756 T2S-R99W
Sec. 25: S2NW4, NW4SW4, S2S2, NE4SE4, SE4NE4	360.00	5%
Sec. 26: NW4NE4, S2NE4, W2, SE4	600.00	5%

COC-60757 T2S-R99W
Sec. 27: ALL	640.00	5%
Sec. 34: ALL	640.00	5%
COC-55203 T2S-R98W
Sec. 18: Lots 1-4, E2, E2W2	640.00	5%
Sec. 19: Lots1&2, E2NW4, SE4SW4	200.00	5%
Sec. 30: Lots 2,3,& 4, E2, E2W2	600.00	5%
COC-872 T2S-R98W
Sec 19: SW4NE4	40.00	5%
Sec 19: NW4NE4, NE4NE4	80.00	5%
Sec 19: SE4	160.00	5%
Sec 19: SE4NE4	40.00	5%
COC-1491 T2S-R98W
Sec 29: Lots 1-16	599.22	5%

BLOCK 2 LEASEHOLD
COC-60743 T3S-R98W	Gross Acres
Sec. 6: Lots 1, 8-16, S2NE4, W2SE4	524.30	5%
Sec. 7: Lots 1-4, W2NE4, SE4NE4, E2W2, SE4	600.00	5%
COC-60758 T3S-R99W
Sec. 1: Lots 1-4, S2N2	319.72	5%
COC-60759 T3S-R99W
Sec. 2: S2NE, E2SE	160.00	5%
Sec. 3: E2SE	80.00	5%
COC-68811 T2S-R99W
Sec. 31: Lot 7-10, 12-20	457.71	5%
Sec. 32: Lot 1-4, NE4	320.00	5%
COC-45368 T2S-R98W
Sec 32: Lots 5-8	143.36	1.755%
COC-45369 T2S-R98W
Sec 32: NW4SE4	40.00	1.755%
COC-45377 T3S-R98W
Sec 5: Lots 3&4	79.96	2.155%

BLOCK 3 LEASEHOLD
COC-60758 T3S-R99W	Gross Acres	Wl
Sec. 13: W2	320.00	5%
Sec. 14: ALL	640.00	5%
COC-60760 T3S-R99W
Sec. 15: ALL	640.00	5%
Sec. 22: ALL	640.00	5%
COC-1398 T3S-R99W
Sec 23: ALL	640.00	2.375%
Sec 25: N2	320.00	2.375%
Sec 26: N2N2	160.00	2.375%
COC-14406 T3S-R99W
Sec 27: N2	320.00	1.175%

The “Wells”	WI
Federal 298 18-1	5.00%
Federal 299 23-1	5.00%
Federal 299 23-2	5.00%
Federal 299 26-1	5.00%
Federal 299 26-2	5.00%
Federal 299 27-1	5.00%
Federal 299 27-2	5.00%
Sagebrush Pipeline,
LLC
700 Class A Units
The Prospects
All right, title and interest in Riata’s
Cottonwood Prospect and Toano
Draw Prospect.
PetroSource
31,209 Units of PetroSource
Energy Company, LP
31,209 Units of PSE Management,
LLC